Exhibit 23(b)



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of FPL Group, Inc. on Form S-8 of our report dated February 12, 1999 appearing in FPL Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



Deloitte & Touche LLP
Miami, Florida
May 24, 1999